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                                                                Exhibit 23(a)(4)


                                       September __, 1997
Northwest Airlines Corporation
and
Northwest Airlines, Inc.
5101 Northwest Drive
St. Paul, Minnesota 55111-3034

Gentlemen:

     We hereby consent to the reference to our firm contained under the heading "Certain Massachusetts and Connecticut Taxes" and "Legal Matters" in the Prospectus and related Prospectus Supplement (collectively, the "PROSPECTUS") relating to the Northwest Airlines 1997-1 Pass-Through Trusts. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

                                       Very truly yours,


                                       /s/ BINGHAM, DANA & GOULD
                                       -----------------------------
                                       BINGHAM, DANA & GOULD LLP